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                                                                     EXHIBIT 5.1


                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                                        Telephone (617) 570-1000
                               September 4, 1996       Telecopier (617) 523-1231



CompDent Corporation
8800 Roswell Road, Suite 295
Atlanta, Georgia 30350

Ladies and Gentlemen:

       Re:    Registration Statement on Form S-8

       This opinion is delivered in our capacity as counsel to CompDent Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to 220,000 shares of Common Stock, par value $.01 per share (the "Registered Shares"). Of the Registered Shares, the Company is authorized to issue 100,000 shares pursuant to the CompDent Corporation Employee Stock Purchase Plan, as amended ("ESPP"), 100,000 shares pursuant to the CompDent Corporation Non-Employee Directors' Stock Option Plan ("Directors' Plan") and 20,000 shares under that certain Non-Qualified Stock Option Agreement by and between the Company and Joseph A. Ciffolillo dated September 25, 1995 ("Ciffolillo Agreement," together with the ESPP and Directors' Plan collectively referred to as the "Plans").

       As counsel for the Company, we have examined a copy of each of the Plans and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion.

       Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the respective Plans, the Registered Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the General Corporation Law of the State of Delaware.

       We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Goodwin, Procter & Hoar LLP

                                          GOODWIN, PROCTER & HOAR LLP